UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 15, 2006

(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

In July 2005, Kimberly-Clark Corporation (the “Corporation”) announced a multi-year program to further improve its competitive position by accelerating investments in targeted growth opportunities, streamlining its worldwide manufacturing operations and enhancing the efficiency and cost effectiveness of its administrative operations (the “Competitive Improvement Initiatives”). The Corporation announced the initial phase of the Competitive Improvement Initiatives in July 2005 and two subsequent phase projects in January 2006.

On March 15, 2006, the Corporation announced that it will sell or close its nonwovens mill in Neenah, Wisconsin by the end of 2006, resulting in the consolidation of the Corporation’s North American nonwovens operations from five to four locations. Additionally, the Corporation informed employees at its Lakeview plant and distribution center in Neenah of a proposed plan to close that facility prior to the end of 2007. Closure of that plant would result in the consolidation of the Corporation’s North American Baby and Child Care manufacturing operations from four to three strategic sites. These strategic cost reduction projects are part of the Corporation’s multi-year global Competitive Improvement Initiatives.

If implemented as proposed, after tax charges in connection with these projects, excluding certain potential workforce reduction costs that are subject to negotiation, are expected to total approximately $150 - $160 million ($235 - $245 million before tax). The Corporation anticipates that the charges for these projects will be incurred for the following categories at the indicated estimated amounts: accelerated depreciation and asset write-offs (approximately $220 million); workforce reduction costs (approximately $10 million); and other associated costs (approximately $10 million).

Forward Looking Statements.

This Current Report on Form 8-K contains forward-looking statements that are based upon management’s expectations and beliefs concerning future events impacting the company. Certain matters contained herein concerning anticipated costs and savings related to the Competitive Improvement Initiatives, anticipated financial and operating results, strategies, contingencies, and anticipated transactions of the company constitute forward-looking statements and are based upon management’s expectations and beliefs concerning future events impacting the company. There can be no assurance that these future events will occur as anticipated or that the company’s results will be as estimated. For a description of certain factors that could cause the company’s future results to differ materially from those expressed in any such forward-looking statements, see Part I, Item 1A of the company’s Annual Report on Form 10-K for the year ended December 31, 2005 entitled “Risk Factors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: March 16, 2006	By: /s/ Mark A. Buthman
Mark A. Buthman
Senior Vice President and
Chief Financial Officer